Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jean Liang

Head of Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7115

ir@exlservice.com

EXL REPORTS 2009 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES

GUIDANCE FOR CALENDAR YEAR 2010

2009 Revenues of $191.0 million and Adjusted Operating Margin of 16.6%

2010 Revenue Guidance of $225 to $230 million

New York, NY – March 9, 2010 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the fourth quarter of 2009 and the year ended December 31, 2009.

Rohit Kapoor, President and CEO, commented: “In 2009, we focused on our strategy of becoming the partner of choice for our clients by investing in selected domains and client growth. Despite the difficult economic conditions and client headwinds we faced coming out of 2008, EXL was able to replace and grow revenues, expand our geographic footprint and improve profitability. We have a more diversified client base in outsourcing and continue to improve the revenue mix in transformation. I am also pleased to report that we have closed the American Express Global Travel Service Center acquisition ahead of schedule and the integration effort continues as planned.

For 2010, we are providing revenue guidance of between $225 million to $230 million. Excluding a $5.1 million one-time client payment received in the fourth quarter of 2009, our guidance represents 21% to 24% annual revenue growth. We expect continued growth and expansion in outsourcing services and are increasingly optimistic about transformation services. We expect to achieve adjusted operating margins between 12.0% and 14.0% in 2010 as we continue to make necessary growth-oriented investments in our business such as enhancing our technology capabilities and expanding delivery infrastructure to tax-advantaged Special Economic Zones in Noida and Jaipur.”

Vishal Chhibbar, CFO, commented: “EXL’s 2009 revenues of $191.0 million exceeded our previous guidance of $178.0 million to $180.0 million due to continued sequential growth in outsourcing services, a sharp increase in revenues from transformation services and a one-time payment of approximately $5.1 million from a client. We had an exceptionally strong fourth quarter with revenues of $59.4 million. Our revenues for the fourth quarter would have been approximately $50 million, based on current exchange rates, if we were to exclude the one-time client payment and that client’s associated revenues, as well as a seasonal increase in the revenues from our transformation services.

Adjusted operating margin for the year was 16.6%. Excluding the one-time client payment, adjusted operating margin for the year was 14.3%, compared to 11.8% in the previous year, due to ongoing cost management and improved utilization of our professionals. We ended the year with a cash and short-term investments balance of $136.2 million, an increase of $23.9 million over 2008. This increase was driven by revenue growth, increased profitability and improvements in working capital.”

Financial Highlights – Fourth Quarter 2009 and Year Ended December 31, 2009

Financial highlights are based on continuing operations of the Company and exclude the Aviva BOT, which is treated as a discontinued operation as of the third quarter of 2008. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure are included at the end of this release.

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Revenues for the year ended December 31, 2009 increased 5.1% to $191.0 million compared to $181.7 million in the year ended December 31, 2008. Excluding the one-time client payment of $5.1 million, revenues for the year ended December 31, 2009 increased 2.3% to $185.9 million. Revenues for the quarter ended December 31, 2009 were $59.4 million compared to $43.7 million in the quarter ended December 31, 2008. Excluding the one-time client payment, revenues for the quarter ended December 31, 2009 were $54.4 million. Revenues attributable to outsourcing services for the year ended December 31, 2009 increased 10.0% to $152.6 million compared to $138.8 million in the year ended December 31, 2008. Outsourcing revenues excluding the one-time client payment of $5.1 million for the year ended December 31, 2009 increased 6.3% to $147.6 million. Revenues attributable to transformation services for the year ended December 31, 2009 decreased 10.7% to $38.4 million compared to $42.9 million in the year ended December 31, 2008.

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Gross margin for the year ended December 31, 2009 was 42.7% compared to 38.1% for the year ended December 31, 2008. Gross margin for the quarter ended December 31, 2009 was 48.8% compared to 41.6% for the quarter ended December 31, 2008.

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Operating margin for the year ended December 31, 2009 was 12.8% compared to 8.6% for the year ended December 31, 2008. Excluding the one-time client payment, operating margin for the year ended December 31, 2009 was 10.4%. Operating margin for the quarter ended December 31, 2009 was 20.4% compared to 12.4% for the quarter ended December 31, 2008. Excluding the one-time client payment, operating margin for the quarter ended December 31, 2009 was 13.0%. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the year ended December 31, 2009 was 16.6% compared to 11.8% for the year ended December 31, 2008. Excluding the one-time client payment, adjusted operating margin for the year ended December 31, 2009 was 14.3%. Adjusted operating margin for the quarter ended December 31, 2009 was 23.4% compared to 14.4% for the quarter ended December 31, 2008. Excluding the one-time client payment, adjusted operating margin for the quarter ended December 31, 2009 was 16.3%.

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Diluted earnings per share from continuing operations for the year ended December 31, 2009 was $0.54 compared to $0.38 for the year ended December 31, 2008. Diluted earnings per share from continuing operations for the quarter ended December 31, 2009 was $0.25 compared to $0.12 in the quarter ended December 31, 2008.

Recent Business Announcements

•	Closed the acquisition of the operations of American Express Global Travel Service Center in Gurgaon, India

•	Won 19 new clients across our outsourcing and transformation services in 2009

•	Initiated plans to open tax-advantaged Special Economic Zone delivery centers in Noida and Jaipur, India

•	Appointed Rembert deVilla to lead the Partnerships and Alliances function, in addition to his role as Head of Transformation Services

•	Announced four new transformation service offerings designed to help clients reduce costs and achieve greater operational effectiveness and efficiency

•	Reduced attrition for billable employees for the year ended December 31, 2009 to 22.6% compared to 34.0% in the year ended December 31, 2008

2010 Outlook

Based on current visibility, the Company is providing the following guidance for calendar year 2010 based on current exchange rates:

•	Revenues of between $225 million to $230 million

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of between 12.0% to 14.0%

Conference Call

EXL will host a conference call on Wednesday, March 10, 2010 at 10:00 a.m. (ET) to discuss the Company’s quarterly and annual results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying presentation and an investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-901-5231 or 1-617-786-2961 and enter “34600043.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “14288529” from two hours after the end of the call until 11:59 p.m. (ET) on March 17, 2010. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, banking and financial services, transportation and travel sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	(Audited) Year ended December 31,		(Unaudited) Three months ended December 31,
	2009	2008	2009	2008
Revenues	$190,995	$181,714	$59,438	$43,695
Cost of revenues (exclusive of depreciation and amortization)	109,389	112,436	30,403	25,534

Gross profit	81,606	69,278	29,035	18,161

Operating expenses:
General and administrative expenses	31,850	31,113	9,713	6,920
Selling and marketing expenses	13,950	11,344	3,910	2,978
Depreciation and amortization	11,405	11,156	3,268	2,854

Total operating expenses	57,205	53,613	16,891	12,752

Income from continuing operations	24,401	15,665	12,144	5,409
Other income/(expense):
Foreign exchange gain/(loss)	(5,929)	(9,276)	(915)	(3,429)
Interest and other income, net	1,023	3,408	167	1,114

Income from continuing operations before income taxes	19,495	9,797	11,396	3,094
Income tax provision/(benefit)	3,703	(1,340)	3,872	(356)

Income from continuing operations	15,792	11,137	7,524	3,450
Income/(loss) from discontinued operations, net of taxes	(139)	3,271	—	(31)

Net income	$15,653	$14,408	$7,524	$3,419

Earnings per share(a):
Basic:
Continuing operations	$0.55	$0.39	$0.26	$0.12
Discontinued operations	—	0.11	—	—

	$0.54	$0.50	$0.26	$0.12

Diluted:
Continuing operations	$0.54	$0.38	$0.25	$0.12
Discontinued operations	—	0.11	—	—

	$0.53	$0.49	$0.25	$0.12

Weighted-average number of shares used in computing earnings per share:
Basic	28,963,770	28,811,040	29,044,346	28,839,729
Diluted	29,417,910	29,212,045	29,932,880	29,075,293

(a)	Per share amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

(In thousands, except share and per share amounts)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$132,215	$112,174
Short-term investments	4,009	153
Restricted cash	65	203
Accounts receivable, net of allowance for doubtful accounts of $262 in 2009 and $128 in 2008	34,856	33,714
Employee receivables	179	203
Prepaid expenses	2,484	2,635
Deferred tax assets	4,872	3,401
Advance income-tax, net	—	2,033
Other current assets	2,866	3,362

Total current assets	181,546	157,878

Fixed assets, net	23,964	24,518
Restricted cash	3,895	281
Deferred tax assets	8,482	3,047
Intangibles, net of amortization	627	—
Goodwill	19,619	17,557
Other assets	11,487	8,688

Total assets	$249,620	$211,969

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,345	$3,371
Deferred revenue	4,745	2,961
Accrued employee cost	16,020	14,725
Accrued expenses and other current liabilities	11,530	17,890
Income taxes payable	543	—
Current portion of capital lease obligations	144	121

Total current liabilities	38,327	39,068

Capital lease obligations, less current portion	137	179
Other non-current liabilities	5,438	1,390

Total liabilities	43,902	40,637

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,278,103 share issued and 29,031,073 shares outstanding as of December 31, 2009 and 29,054,145 shares issued and 28,817,065 shares outstanding as of December 31, 2008.	29	29
Additional paid-in capital	124,493	116,676
Retained earnings	85,674	70,021
Accumulated other comprehensive income/(loss)	(3,515)	(14,491)

	206,681	172,235

Less: 247,030 shares as of December 31, 2009 and 237,080 shares as of December 31, 2008, held in treasury, at cost	(976)	(903)

ExlService Holdings, Inc. stockholders’ equity	205,705	171,332
Noncontrolling interest	13	—

Total stockholders’ equity	205,718	171,332

Total liabilities and stockholders’ equity	$249,620	$211,969

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended December 31, 2009 and December 31, 2008:

(Amounts in thousands)

	Three Months Ended December 31,				Three Months Ended December 31,
	2009 US GAAP	Adjustments		2009 Non-GAAP	2008 US GAAP	Adjustments		2008 Non-GAAP
Revenues	$59,438	$—		$59,438	$43,695	$—		$43,695
Cost of revenues (exclusive of depreciation and amortization)	30,403	(309	)(a)	30,094	25,534	(128	)(a)	25,406

Gross profit	29,035	309		29,344	18,161	128		18,289

Gross Margin %	48.8%			49.4%	41.6%			41.9%
Selling, general and administrative expenses	13,623	(1,395	)(a)	12,228	9,898	(723	)(a)	9,175
Depreciation and amortization expense	3,268	(83	)(b)	3,185	2,855	(50	)(b)	2,805

Income from operations	$12,144	$1,787		$13,931	$5,408	$901		$6,309

Income from Operations Margin %	20.4%			23.4%	12.4%			14.4%

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the year ended December 31, 2009 and December 31, 2008:

	Year Ended December 31,				Year Ended December 31,
	2009 US GAAP	Adjustments		2009 Non-GAAP	2008 US GAAP	Adjustments		2008 Non-GAAP
Revenues	$190,995	$—		$190,995	$181,714	$—		$181,714
Cost of revenues (exclusive of depreciation and amortization)	109,389	(1,405	)(a)	107,984	112,436	(1,112	)(a)	111,324

Gross profit	81,606	1,405		83,011	69,278	1,112		70,390

Gross Margin %	42.7%			43.5%	38.1%			38.7%
Selling, general and administrative expenses	45,800	(5,688	)(a)	40,112	42,457	(4,166	)(a)	38,291
Depreciation and amortization expense	11,405	(167	)(b)	11,238	11,156	(534	)(b)	10,622

Income from operations	$24,401	$7,260		$31,661	$15,665	$5,812		$21,477

Income from Operations Margin %	12.8%			16.6%	8.6%			11.8%

Note: US GAAP and Non-GAAP revenues for three months ended December 31, 2009 and year ended December 31, 2009 include the one-time client payment of $5.1 million

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.